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                                                                   Exhibit 10.57


                                    L E A S E

         THIS AGREEMENT OF LEASE, made this 3RD day of May, 1998, by and between The Valley Fair Corporation, a Delaware corporation (hereinafter referred to as "Landlord"), with offices at 260 Bergen Turnpike, Little Ferry, New Jersey 07643 and Value City Department Stores, Inc. an Ohio corporation, with offices at 3241 Westerville Road, Columbus, Ohio 43224 (hereinafter referred to as "Tenant").


                                   WITNESSETH:

SECTION 1.   PREMISES

         (a) Landlord, in consideration of the rents to be paid and covenants and agreements to be performed by Tenant, does hereby lease unto Tenant the premises (hereinafter referred to as the "premises" or "demised premises"), at 468-480 Chancellor Avenue in the City of Irvington, and State of New Jersey. The location, size, and area of the demised premises shall be substantially as shown on Exhibit "A"attached hereto and made a part hereof.

         (b) The demised premises shall have a ground floor area of approximately 145,050 square feet.

SECTION 2.   TERM

         The term of this Lease shall be for a period of fifteen (15) years, commencing the 3RD day of MAY, 1998. Tenant accepts the premises in an "AS IS" condition.

SECTION 3.   RENEWAL OPTIONS

         (a) The Tenant shall have four (4) consecutive separate options to extend the term of this Lease for successive renewal terms of five (5) Lease Years each. The Tenant may exercise each such renewal option by giving written notice to the Landlord at least six (6) months prior to the end of the then current term or renewal term. Rental during these renewal terms are specified under section 4 below.

SECTION 4.   MINIMUM RENT

         (a) During the Initial Term and any renewal term hereof, the Tenant agrees to pay to the Landlord annual base rent in the amounts and for the periods set forth below.

                                           INITIAL TERM
                                           ------------
         Period       Per Sq. Ft.           Annual Rent           Monthly Rent

         1-15         5.00                  $725,250.00           $60,437.50


                                         RENEWAL LEASE TERM
                                         ------------------
         16-20        5.50                  $797,775.00           $66,481.25
         21-25        6.00                  $870,300.00           $72,525.00
         26-30        6.50                  $942,825.00           $78,568.75
         31-35        7.00                  $1,015,350.00         $84,612.50

         (b) Until further notice to Tenant, all rental payable under this Lease shall be payable to Landlord and mailed to Landlord at address above (unless advised otherwise).

SECTION 5.   PERCENTAGE RENT

         (a) Beginning with the first Lease Year, the Tenant shall pay to the Landlord, in addition to the minimum

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rental, an annual percentage rent in the amount, if any, by which the Tenant's
"Gross Sales" (as hereinafter defined) during each Lease Year, multiplied by two percent (2%), exceed the "Sales Base" for such Lease Year. The Sales Base for any Lease Year shall equal (I) the base rent payable for such Lease divided by
(ii) two percent (2%).

         (b) For purposes hereof, a lease year shall consist of a consecutive twelve (12) calendar month period commencing on the commencement of the term of this Lease; provided, however, that if this Lease commences on a day other than the first day of a calendar month, then the first lease year shall consist of such fractional month plus the next succeeding twelve (12) full calendar months, and the last lease year shall consist of the period commencing from the end of the preceding lease year and ending with the end of the term of the lease, whether by expiration of term or otherwise. In the event percentage rental shall commence to accrue on a day other than the first day of a lease year, the percentage rental for such lease year shall be adjusted on a pro rate basis, based upon the actual number of days in such lease year.

         (c) Each lease year shall constitute a separate accounting period, and the computation of percentage rental due for any one period shall be based on the gross receipts for such lease year.

         (d) The term "gross receipts" as used in this Lease is hereby defined to mean the gross dollar aggregate of all sales or rental or manufacture or production of merchandise and all services, income and other receipts whatsoever of all business conducted in, at or from any part of the demised premises, whether for cash, credit, check, charge account, gift or merchandise certificate purchased or for other disposition of value regardless of collection. Should any departments, divisions or parts of Lessee's business be conducted by any subleases, concessionaires, licensees, assignees or others, then there shall be included in Leesee's "gross sales," all "gross sales"" of such department, division or part, whether the receipts be obtained at the demised premises or elsewhere in the same manner as if such business had been conducted by Lessee. Gross Receipts shall exclude the following: (i) any amount representing sales, use, excise or similar taxes; (ii) the amount of refunds, exchanges or returns by customers or allowances to customers.

         (e) The percentage rental, if any, shall be paid within thirty (30) days after the end of each lease year, accompanied by a statement in writing signed by Tenant setting forth its gross receipts from the sale of all items for such lease year. Tenant shall keep at its principal executive offices, where now or hereafter located, true and accurate accounts of all receipts from the demised premises Landlord, its agents and accountants, shall have access to such records at any and all times during regular business hours for the purpose of examining or auditing the same. Tenant shall also furnish to Landlord any and all supporting data in its possession relating to gross sales and any deductions therefrom as Landlord may reasonably require. Landlord agrees to keep any information obtained therefrom confidential, except as may be required for Landlord's tax returns, or in the event of litigation or arbitration where such matters are material.

         (f) Tenant shall at all times maintain accurate records which shall be available for Landlord's inspection at any reasonable time.

         (g) If Landlord for any reason, questions or disputes any statement of percentage rental prepared by Tenant, then Landlord, at its own expense, may employ such accountants as Landlord may select to audit and determine the amount of gross sales for the period or periods covered by such statements. If the report of

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the accountants employed by Landlord shall show any additional percentage rents payable by Tenant, then Tenant shall pay to Landlord such additional percentage rents plus interest at one (1) point over the prime rate, commencing on the date such percentage rentals should have been paid, within thirty (30) days after such report has been forwarded to Tenant, unless Tenant shall, within said thirty (30) day period, notify Landlord that Tenant questions or disputes the correctness of such report. In the event that Tenant questions or disputes the correctness of such report, the accountants employed by Tenant and the accountants employed by Landlord shall endeavor to reconcile the question(s) or dispute(s) within thirty (30) days after the notice from Tenant questioning or disputing the report of Landlord's accountants. In the event that it is finally determined by the parties that Tenant has understated percentage rent for any Lease year by three percent (3%) or more, Tenant shall pay the cost of the audit. Furthermore, if Tenant's gross sales cannot be verified due to the insufficiency or inadequacy of Tenant's records, then Tenant shall pay the cost of the audit. The cost of any audit resulting from failure to report percentage rent after written notification of default shall be at the sole cost of Tenant

SECTION 6.   RIGHT TO REMODEL

         Tenant may, with Landlord's prior written approval and at Tenant's expense, make repairs and alterations to the interior of the demised premises and remodel the interior of the demised premises, excepting structural and exterior changes, in such manner and to such extent as may from time to time be deemed necessary by Tenant for adapting the demised premises to the requirements and uses of Tenant and for the installation of its fixtures, appliances and equipment. All plans for such remodeling shall be submitted to Landlord for endorsement of its approval prior to commencement of work. Upon Landlord's request, Tenant shall be obligated, if it remodels and/or alters the demised premises, to restore the demised premises upon vacating the same. Tenant will indemnify and save harmless the Landlord from and against all mechanics liens or claims by reason of repairs, alterations improvements which may be made by Tenant to the demised premises. Any structural or exterior alteration may only be made by Tenant with the prior written approval of Landlord, which approval may be granted or withheld in Landlord's sole discretion. Inasmuch as any such alterations, additions or other work in or to the demised premises may constitute or create a hazard, inconvenience or annoyance to the public and other tenants in the Premises, Tenant shall, if so directed in writing by Landlord, erect barricades, temporarily close the demised premises, or affected portion thereof, to the public or take whatever measures are necessary to protect the building containing the demised premises, the public and the other tenants of the Premises for the duration of such alterations, additions or other work. If Landlord determines, in its sole judgment, that Tenant has failed to take any of such necessary protective measures, Landlord may do so and Tenant shall reimburse Landlord for the cost thereof within ten (10) days after Landlord bills Tenant therefor.

         All such work shall be performed lien free by Tenant. In the event a mechanic's lien is filed against the premises or the Premises, Tenant shall discharge or bond off same within ten (10) days from the filing thereof. If Tenant fails to discharge said lien, Landlord may bond off or pay same without inquiring into the validity or merits of such lien, and all sums so advanced shall be paid on demand by Tenant as additional rent.

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SECTION 7.   UTILITIES

         The Tenant agrees to be responsible and pay for all public utility services rendered or furnished to the demised premises during the term hereof, including, but not limited to, hot water, gas, electric, steam, telephone service and sewer services, together with all taxes, levies or other charges on such utility services when the same become due and payable. Should any utility service not be separately metered, then Tenant shall be responsible for its prorata share thereof as determined from time to time and billed by Landlord. Landlord shall not be liable for the quality or quantity of or interference involving such utilities unless due directly to Landlord's negligence.

         During the term hereof or any renewal or extension period, whether the demised premises are occupied or unoccupied Tenant agrees to maintain heat sufficient to heat the demised premises so as to avert any damage to the demised premises on account of cold weather.

         Sprinkler systems, if any, located in Tenants area shall be maintained in accordance with National Fire Protection Association standards to ensure proper operation. Sprinkler control valves (interior and exterior) located in Tenant's area shall be monitored by supervisory alarm service. In the event fifty percent (50%) or more of the total number of sprinkler heads require replacement at any one time as part of ordinary maintenance, such cost shall be fifty percent (50%) borne by Landlord and fifty percent (50%) borne by Tenant. Tenant shall replace all sprinkler heads due to painting or environmental exposure from Tenant's operations. All other cost of maintaining the sprinkler system in Tenants area shall be paid by the Tenant.

SECTION 8.   GLASS

         The Tenant shall maintain the glass part of the demised premises, promptly replacing any breakage and fully saving the Landlord harmless from any loss, cost or damage resulting from such breakage or the replacement thereof.

SECTION 9.   PERSONAL PROPERTY

         The Tenant further agrees that all personal property of every kind or description that may at any time be in or on the demised premises shall be at the Tenant's sole risk, or at the risk of those claiming under the Tenant, and that the Landlord shall not be liable for any damage to said property or loss suffered by the business or occupation of the Tenant caused in any manner whatsoever.

SECTION 10.  RIGHT TO MORTGAGE

         (a) Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any deed of trust, mortgage or mortgages now or hereafter placed upon Landlord's interest in the demised premises; provided, however, that no default by Landlord, under any deed of trust, mortgage or mortgages, shall affect Tenant's rights under this Lease, so long as Tenant performs the obligations imposed upon it hereunder and is not in default hereunder, and Tenant attorns to the holder of such deed of trust or mortgage, its assignee or the purchaser at any foreclosure sale. Tenant shall execute any instrument presented to Tenant for the purpose of effecting such subordination. If Tenant, within ten (10) days after submission of such instrument, fails to execute same, Landlord is hereby authorized to execute same as attorney-in-fact for Tenant. It is a condition, however, to the subordination and lien provisions herein provided, that Landlord shall procure from any such mortgagee an agreement in writing, which

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shall be delivered to Tenant or contained in the aforesaid subordination agreement, providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease and is not in default under the terms hereof, its tenancy will not be disturbed nor this Lease affected by any default under such mortgage. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not have the right to terminate this Lease in accordance with the provisions contained herein in the event this Lease is assigned as additional security for any loan secured by Landlord's interest in the demised premises.

         (b) Wherever notice is required to be given to Landlord pursuant to the terms of this Lease, Tenant will likewise give such notice to any mortgagee of Landlords interest in the demised premises upon notice of such mortgagee's name and address from Landlord. Furthermore, such mortgagee shall have the same rights to cure any default on the part of Landlord that Landlord would have had.

SECTION 11.  SUBLEASE OR ASSIGNMENT

         (a) The Tenant shall have the right, without the consent of the Landlord, (i) to grant licenses and/or concessions within the Premises; and (ii) to assign this lease or sublet all or any portion of the Premises, so long as not violating previously granted exclusives elsewhere in the Premises. In the event of any such subletting or assignment, Tenant shall nevertheless remain fully and primarily liable hereunder.

SECTION 12.  COMMON AREAS

         Common areas means all areas and facilities in the Premises provided and so designated by Landlord and made available by Landlord for the common use and benefit of Tenant for the Premises and their customers, employees and invitees. Common area shall include (to the extent the same are constructed), but not be limited to, the parking areas, sidewalks, landscaped areas, corridors, stairways, boundary walls and fences, incinerators, truckways, service roads, and service area.

SECTION 13.  OPERATION OF COMMON AREAS

         (a) Tenant shall, throughout the term hereof, operate and maintain the common area, including the parking area for the Premises at Tenant's sole cost and expense. Landlord shall at all times have exclusive control of the common area, and may at any time and from time to time: (i) promulgate, modify and amend reasonable rules and regulations for the use of the common area, which rules and regulations shall be binding upon the Tenant upon delivery of a copy thereof to the Tenant; (ii) temporarily close any part of the common areas, including but not limited to closing the streets, sidewalks, road or other facilities to the extent necessary to prevent a dedication thereof or the accrual of rights of any person or of the public therein; (iii) exclude and restrain anyone from the use or occupancy of the common areas or any part thereof except bona fide customers and suppliers of Tenant of the Premises who use said areas in accordance with the rules and regulations established by Landlord; (iv) engage others to operate and maintain all or any part of the common areas, on such terms and conditions as Landlord shall, in its sole judgment, deem reasonable and proper; and (v) make such changes in the common areas as in its opinion are in the best interest of the Premises, including but not limited to changing the location of walkways, service areas, driveways, entrances, existing automobile parking spaces and other facilities, changing the direction and flow of

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traffic and establishing prohibited area.

         (b) Tenant shall keep all common areas free of obstructions created or permitted by Tenant. Tenant shall permit the use of the common areas only for normal parking and ingress and egress by its customers and suppliers to and from the demised premises. If in Landlord's opinion unauthorized persons are using any of the common areas by reason of Tenant's occupancy of the demised premises. Landlord shall have the right at any time to remove any such unauthorized persons from said areas or to restrain unauthorized persons from said areas. Landlord, Tenant, and others constructing improvements or making repairs or alterations in the Premises shall have the right to make reasonable use of portions of the common areas.

SECTION 14.  COMMON AREA MAINTENANCE, TENANT'S SHARE

         (a) Tenant shall pay all costs and expenses for the common areas which shall include all costs of operating, maintaining, repairing and replacing the common areas, including by way of example but not limitation: (i) cost of labor (including workmen's compensation insurance, employee benefits and payroll taxes); (ii) materials, and supplies used or consumed in the maintenance or operation of the common area; (iii) the cost of operating and repairing of the lighting; (iv) cleaning, painting, removing of rubbish or debris, snow and ice, private security services, and inspecting the common areas; (v) the cost of repairing and/or replacing paving, curbs, walkways, markings, directional or other signs; landscaping, and drainage and lighting facilities; (vi) rental paid for maintenance of machinery and equipment; (vii) cost of insurance for public liability and property insurance for property in the common areas which are not part of the building.

SECTION 15.  EMINENT DOMAIN

         (a) In the event the entire premises or any part thereof shall be taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, the entire compensation or award therefore, including leasehold, reversion and fee, shall belong to the Landlord and Tenant hereby assigns to Landlord all of Tenants right, title and interest in and to such award.

         (b) In the event that only a portion of the demised premises, not exceeding twenty percent (20%) of same, shall be so taken or condemned, and the portion of the demised premises not taken can be repaired within ninety (90) days from the date of which possession is taken for the public use so as to be commercially fit for the operation of Tenant's business, the Landlord at its own expense shall so repair the portion of the demised premises not taken and there shall be an equitable abatement of rent for the remainder of the term and/or extended terms. If the portion of the demised premises not taken cannot be repaired within ninety (90) days from the date of which possession is taken so as to be commercially fit for the operation of Tenants business, then this lease shall terminate and become null and void from the time possession of the portion taken is required for public use, and from that date on the parties hereto shall be released from all further obligations hereunder except as herein stated. No other taking, appropriation or condemnation shall cause this Lease to be terminated. Any such appropriation or condemnation proceedings shall not operate as or be deemed an eviction of Tenant or a breach of Landlord's covenant of quiet enjoyment.

         (c) In the event that more than 20% of the demised premises shall at any time be taken by public or quasi-public use or condemned under eminent domain, then at the option of the Landlord or Tenant upon the giving of thirty

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(30) days written notice (after such taking or condemnation), this Lease shall terminate and expire as of the date of such taking and any prepaid rental shall be prorated as of the effective date of such termination.

SECTION 16.  TENANT'S TAXES

         Tenant further covenants and agrees to pay promptly when due all taxes assessed against Tenant's fixtures, furnishings, equipment and stock-in trade placed in or on the demised premises during the term of Lease.

SECTION 17.  RISK OF GOODS

         All personal property, goods, machinery, and merchandise in said demised premises shall be at Tenants risk if damaged by water, fire, explosion, wind or accident of any kind, and Landlord shall have no responsibility therefor or liability for any of the foregoing and Tenant hereby releases Landlord from such liability.

SECTION 18.  USE AND OCCUPANCY

         The demised premises during the term of this Lease shall be occupied for the operating and conducting therein of a full line-off price department store or any other lawful purpose. Tenant shall at all times conduct its operations on the demised premises in a lawful manner and shall, at Tenant's expense, comply with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental authorities, now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the business of Tenant and the use, occupancy or alteration of the demised premises. Tenant shall comply with all requirements of the Americans with Disabilities Act, and shall be solely responsible for all alterations within the demised premises in connection therewith. Tenant covenants and agrees that the demised premises shall not be abandoned or left vacant and that only minor portions of the demised premises shall be used for office or storage space in connection with Tenants business conducted in the demised premises. Tenant further covenants and agrees that the demised premises shall be continuously used and operated, occupied and open for business for the use permitted herein from at least 9 am. to at least 5 p.m. of each business day during the term hereof or otherwise as reasonably determined by Landlord.

         In the event Tenant fails to continuously operate its business from the demised premises in accordance with this Section 18, then Landlord shall have the right and option, in addition to all other remedies set forth in this Lease, to elect to terminate this Lease if such failure to operate continues for thirty
(30) or more consecutive days.

SECTION 19.  NUISANCES

         Tenant shall not perform any acts or carry on any practice which may injure the demised premises or be a nuisance or menace to other tenants in the Premises.

SECTION 20.  WASTE AND REFUSE REMOVAL

         Tenant covenants that it will use, maintain and occupy said demised premises in a careful, safe, lawful and proper manner and will not commit waste therein. Landlord or its agent shall have access at all reasonable times to the demised premises for purposes of inspecting and examining the condition and maintenance of the demised premises. Tenant agrees to remove all refuse from the demised premises in a timely, clean and sanitary manner. Tenant shall provide a refuse collection container at the rear of the demised premises to accommodate Tenants refuse and Tenant shall routinely clean up around trash containers. Tenant shall contract with a licensed/insured refuse collection contractor to timely remove refuse therefrom and the location of the container shall be approved by Landlord.

SECTION 21.  FIRE AND CASUALTY

         (a) Landlord shall at all times during the term of this Lease carry fire, casualty, and extended coverage insurance on the building, including the structural components (foundations, floors, walls, windows, structural supports, roof, HVAC, electrical systems, and plumbing) thereof. Landlord shall be under no obligation to maintain insurance on any improvements installed by or for the benefit of Tenant's use of the premises. Landlord may elect to self-insure its obligations hereunder and/or use whatever deductibles as Landlord deems appropriate, in its sole discretion.

         (b) If the demised premises shall be damaged, destroyed, or rendered untenantable, in whole or in part, by or as the result or consequence of fire or other casualty during the term hereof, Landlord shall repair and restore the same to a good tenantable condition with reasonable dispatch. During such period of repair, the rent herein provided for in this Lease shall abate (i) entirely in case all of the demised premises are untenantable; and (ii) proportionately if only a portion of the demised premises is untenantable and Tenant is able to economically conduct its business from the undamaged portion of the demised premises. The abatement shall be based upon a fraction, the numerator of which shall be the square footage of the damaged and unusable area of the demised premises and the denominator shall be the total square footage of the demised premises. Said abatement shall cease at such time as the demised premises shall be restored to a tenantable condition.

         (c) In the event the demised premises, because of such damage or destruction, are not repaired and restored to a tenantable condition with reasonable dispatch within one hundred fifty (150) days from the date of receipt of insurance proceeds for such damage or destruction, Tenant or Landlord may, at their option, terminate this Lease within sixty (60) days following such one hundred fifty (150) day period but prior to the repair and restoration of same by giving prior written notice to the other party and thereupon Landlord and Tenant shall be released from all future liability and obligations under this Lease.

         (d) If one-third (1/3) or more of the ground floor area of the demised premises are damaged or destroyed during the last two (2) years of the original or any extended term of this Lease, Landlord shall have the right to terminate this Lease by written notice to Tenant within sixty (60) days following such damage or destruction, unless Tenant shall, within thirty (30) days following receipt of such notice, offer to extend the term of this Lease for an additional period of five (5) years from the date such damage or destruction is repaired and restored. If Tenant makes said offer to extend, Landlord and Tenant shall determine the terms and conditions of said extension within thirty (30) days thereafter or Tenant's offer shall not be deemed to prevent Landlord from canceling this Lease. If such terms and conditions have been mutually agreed to by the parties, then Landlord shall accept Tenant's offer and shall repair and restore the demised premises with reasonable dispatch thereafter.

         (e) If Landlord is required or elects to repair and restore the demised premises as herein provided, Tenant shall repair or replace its stock in trade, trade fixtures, furniture, furnishings and equipment and other improvements including floor coverings, and if Tenant has closed, Tenant shall promptly reopen for business.

SECTION 22.  LANDLORD REPAIRS (Intentionally Deleted).

SECTION 23.  TENANT'S REPAIRS

         (a) Tenant shall keep in good order, condition, and repair the following: (i) structural portions of the demised premises; (ii) downspouts;
(iii) gutters; (iv) the roof of the Building of which the demised premises forms a part; and (v) the plumbing and sewage system serving the demised premises located outside of the demised premises, including (as to all items) for damage caused by any negligent act or omission of Tenant or its customers, employees, agents, invitees, licensees or contractors. "Structural portions" shall mean the following: (i) foundations; (ii) exterior walls; (iii) concrete slabs; (iv) the beams and columns bearing the main load of the roof, and (v) the floors.

         (b) Tenant shall be obligated to repair the following: (i) the exterior or interior of any doors, windows, plate glass, or showcases surrounding the demised premises or the store front; (ii) heating, ventilating or air-conditioning equipment in the demised premises; (iii) damage to Tenant's improvements or personal property caused by any casualty, burglary, break-in, vandalism, war or act of God; and (iv) damages caused to structure or building as a result of burglary or break-in. Tenant expressly hereby waives the provisions of any law permitting repairs by a Tenant at Landlord's expense.

         (c) The provisions of this Section shall not apply in the case of damage or destruction by fire or other casualty or a taking under the power of eminent domain in which events the obligations of Landlord shall be controlled by Section 21 and Section 15 respectively.

         (d) Tenant shall keep and maintain, at Tenant's expense, all and every other part of the demised premises in good order, condition and repair, including, by way of example but not limitation: (i) all leasehold improvements;
(ii) all heating, ventilating, and air conditioning; (iii) interior plumbing and sewage facilities; (iv) all interior lighting; (v) electric signs; (vi) all interior walls; (vii) floor coverings; (viii) ceilings; (ix) appliances and equipment; (x) all doors, exterior entrances, windows and window moldings; (xi) plate glass; (xii) signs and showcases surrounding and within the demised premises; (xiii) the store front; (xiv) sprinkler systems including supervisory alarm service in accordance with current local and state fire protection standards. In the event local or state codes do not require alarm systems, Tenant shall provide alarm service on all sprinkler systems to detect water flow and tampering with exterior and interior main control valves of the sprinkler system servicing Tenant's premises. Moreover, it shall be Tenant's responsibility to contact the Commercial Property Manager at 1798 Frebis Avenue, Columbus, Ohio 43206, (614) 445-8461 in the event the sprinkler system in the demised premises is ever shut off for any reason, and advise same of any damage occasioned or caused by the actions of Tenant, its agents, invitees, or employees, and/or as a result of Tenant's repair obligations hereunder.

         (e) If Landlord deems any repair which Tenant is required to make hereunder to be necessary, Landlord may demand that Tenant make such repair immediately. If Tenant refuses or neglects to make such repair and to complete the same with reasonable dispatch, Landlord may make such repair and Tenant shall, on demand, immediately pay to Landlord the cost of said repair, together with interest at ten percent (10%) per annum. Landlord shall not be liable to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason of such work or its results.

         (f) Tenant shall pay promptly when due the entire cost of work in the demised premises undertaken by Tenant so that the demised premises and the Premises shall at all times be free of liens for labor and materials arising from such work; to procure all necessary permits before undertaking such work; to do all of such work in a good and workmanlike manner, employing materials of good quality; to perform such work only with contractors previously reasonably approved of in writing by Landlord; to comply with all governmental requirements; and to save the Landlord and its agents, officers, employees, contractors and invitees harmless and indemnified from all liability, injury, loss, cost, damage and/or expense (including reasonable attorneys' fees and expenses) in respect of any injury to, or death of, any person, and/or damage to, or loss or destruction of, any property occasioned by or growing out of such work.

         (g) The provisions of this Section shall not apply in the case of damage or destruction by fire or other casualty or a taking under the power of eminent domain in which events the obligations of Landlord shall be controlled by Section 21 and Section 15 respectively.

SECTION 24.  COVENANT OF TITLE AND PEACEFUL POSSESSION

         Subject to the provisions of Paragraph 12 hereof, Landlord shall on or before the date on which Tenant is permitted to install its merchandise and fixtures in the demised premises, have good and marketable title to the demised premises in fee simple and the right to make this Lease for the term aforesaid. At such time, Landlord shall put Tenant into complete and exclusive possession of the demised premises, and if Tenant shall pay the rental and perform all the covenants and provisions of this Lease to be performed by the Tenant, Tenant shall, during the term hereby demised, freely, peaceably, and quietly enjoy and occupy the full possession of the demised premises and the common facilities of the Premises, subject, however, to the terms and conditions of this Lease.

SECTION 25.  TENANT'S INSURANCE; INDEMNITY

         (a) CASUALTY INSURANCE. Tenant shall carry such insurance against loss of its property in, on or about the demised premises by fire and such other risks as are covered by all risk and extended coverage property insurance or other hazards as Tenant deems necessary. Landlord shall not be liable for any damage to Tenant's property in, on or about the demised premises caused by fire or other insurable hazards regardless of the nature or cause of such fire or other casualty, and regardless of whether any negligence of Landlord or Landlord's employees or agents contributed thereto. Tenant expressly releases Landlord of and from all liability for any such damage. Tenant agrees that its insurance policy or policies shall include a waiver of subrogation recognizing this release from liability.

         (b) PUBLIC LIABILITY INSURANCE. Tenant agrees to procure and maintain during the demised term a policy or policies of liability insurance, with product and/or completed operations liability and blanket contractual coverage, written by a responsible insurance company or companies (which may be written to include the demised premises in conjunction with other premises owned or operated by Tenant) insuring Tenant against any and all losses, claims, demands or actions for injury to or death of any one or more persons and for damage to property in any one occurrence in the demised premises to the limit of not less than $1,000,000.00 and $2,000,000.00 general aggregate policy limit arising from Tenant's conduct and operation of its business in the demised premises, $500,000.00 limit for fire and legal liability, and $1,000,000.00 limit for products and/or completed operations. Tenant shall furnish to landlord certificates evidencing the continuous existence of such insurance coverage, which must also name Landlord as an additional insured. All insurance companies must be licensed to do business in the state where the premises are located. Certificates of insurance will be provided at the time this Lease is executed and twenty (20) days prior to expiration of the policy. Certificates of insurance are to specify notification to Landlord of cancellation or termination of policy not less than ten (10) days prior to cancellation or termination.

         (c) ADDITIONAL INSURANCE. Tenant agrees to provide a comprehensive boiler and machinery policy on a repair or replacement cost basis with an admitted, reputable insurance carrier covering property damage, business interruption and extra expense as a result of a loss from boiler(s), pressure vessel(s), HVAC equipment, or miscellaneous electrical apparatus within or servicing the demised premises. The deductible for property damage shall not exceed Five Thousand Dollars ($5,000.00) per occurrence. Business interruption deductible may not exceed twenty-four (24) hours. The limits for loss shall be no less than the replacement cost of the structure plus betterments and improvements thereon, furniture, fixtures, equipment and inventory together with property of others in the care, custody and control of Tenant. Business interruption limits shall be for the actual loss sustained.

         (d) MISCELLANEOUS INSURANCE. Tenant agrees to provide and keep in force at all times worker's compensation insurance complying with the law of the state in which the premises are located. Tenant agrees to defend, indemnify and hold harmless Landlord from all actions or claims of Tenant's employees or employee's family members. Tenant agrees to provide a certificate as evidence of proof of worker's compensation coverage.

         With respect to any alterations or improvements by Tenant, Tenant shall maintain contingent liability and builder's risk coverage naming Landlord as an additional named insured. If Tenant hires contractors to do any improvements on the premises, each contractor must provide proof of worker's compensation coverage on its employees and agents to Landlord.

         (e) INDEMNITY. Tenant shall indemnify Landlord, Landlord's agents, employees, officers or directors, against all damages, claims and liabilities arising from any alleged products liability or from any accident or injury whatsoever caused to any person, firm or corporation during the demised term in the demised premises, unless such claim arises from a breach or default in the performance by Landlord of any covenant or agreement on its part to be performed under this Lease or the negligence of Landlord. The indemnification herein provided shall include all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon.

SECTION 26.  REAL ESTATE TAXES

         Tenant shall pay all real estate taxes imposed upon the Premises for each lease year included within the period commencing with the Commencement Date and ending with the expiration of the term of this Lease.

         For the purpose of this Lease, the term "real estate taxes" shall include any special and general assessments, water and sewer rents and other governmental impositions imposed upon or against the Premises of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen and each and every installment thereof, which shall or may during the lease term be levied, assessed or imposed upon or against such Premises and of all expenses, including reasonable attorneys' fees, administrative hearing and court costs incurred in contesting or negotiating the amount, assessment or rate of any such real estate taxes, minus any refund received by Landlord.

         The real estate taxes for any lease year shall be the real estate taxes for the tax year terminating during said lease year. If any lease year shall be greater than or less than twelve (12) months, or if the real estate tax year shall be changed, an appropriate adjustment shall be made. If there shall be more than one taxing authority, the real estate taxes for any period shall be the sum of the real estate taxes for said period attributable to each taxing authority. If, upon the assessment day for real estate taxes for any tax year fully or partly included within the term of this Lease, a portion of such assessment shall be attributable to buildings in the process of construction, a fair and reasonable adjustment shall be made to carry out the intent of this section.

         Upon request, Landlord shall submit to Tenant true copies of the real estate tax bill for each tax year or portion of a tax year included within the term of this Lease and shall bill Tenant for the amount to be paid by Tenant hereunder. Said bill shall be accompanied by a computation of the amount payable by Tenant and such amount shall be paid by Tenant within thirty (30) days after receipt of said bill.

         Should the State of New Jersey or any political subdivision thereof or any governmental authority having jurisdiction thereof, impose a tax and/or assessment (other than an income or franchise tax) upon or against the rentals payable hereunder, in lieu of or in addition to assessments levied or assessed against the demised premises, or Premises, then such tax and/or assessment shall be deemed to constitute a tax on real estate for the purpose of this section.

SECTION 27.  TENANT'S INSURANCE CONTRIBUTION

         Tenant shall pay as additional rent, all of the premiums for the insurance maintained by Landlord on all buildings and improvements, as well as liability insurance, for the Premises, including the common areas, for each lease year during the term of this Lease. The premiums for the first and last lease years shall be prorated. Tenant shall pay all of such premiums annually upon demand for such payment by Landlord. Tenant's payment thereof shall be paid by Tenant within thirty (30) days after Landlord's demand therefor.

SECTION 28. FIXTURES

         Provided that Tenant shall repair any damage caused by removal of its property and provided that the Tenant is not in default under this Lease, Tenant shall have the right to remove from the demised premises all of its signs, shelving, electrical, and other fixtures and equipment, window reflectors and backgrounds and any and all other trade fixtures which it has installed in and upon the demised premises.

SECTION 29.  SURRENDER

         The Tenant covenants and agrees to deliver up and surrender to the Landlord the physical possession of the demised premises upon the expiration of this Lease or its termination as herein provided in as good condition and repair as the same shall be at the commencement of the original term, loss by fire and/or ordinary wear and tear excepted, and to deliver all of the keys to Landlord or Landlord's agents.

SECTION 30.  HOLDING OVER

         There shall be no privilege of renewal hereunder (except as specifically set forth in this Lease) and any holding over after the expiration by the Tenant shall be from day to day on the same terms and conditions (with the exception of rental which shall be prorated on a daily basis at twice the daily rental rate of the most recent expired term) at Landlord's option; and no acceptance of rent by or act or statement whatsoever on the part of the Landlord or his duly authorized agent in the absence of a written contract signed by Landlord shall be construed as an extension of the term or as a consent for any further occupancy.

SECTION 31.  NOTICES

         Any notice, demand, request or other instrument which may be, or is required to be given under this Lease, shall be in writing and delivered in person or by courier service or by United States certified mail, postage prepaid, and shall be addressed:

         (a) if to the Landlord, at 1800 Moler Road, Columbus, Ohio 43207 Attn:
Legal Department, with a copy of same sent in like manner to Vice President, Real Estate 1800 Moler Road, Columbus, Ohio 43207 or at such address as Landlord may designate by written notice.

         (b) if to the Tenant, at Value City Department Stores, Inc. 3241 Westerville Road, Columbus, Ohio 43224 with a copy to Legal Department, 1800 Moler Road, Columbus, Ohio 43207, or at such other address as Tenant may designate by written notice.

         All notices shall be effective upon receipt or refusal of receipt.

SECTION 32.  DEFAULT

         (a) Elements of Default: The occurrence of any one or more of the following events shall constitute a default of this Lease by Tenant:

         1. Tenant fails to pay any monthly installment of minimum rent and/or additional rent within ten (10) days after the same shall be due and payable;

         2. Tenant fails to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of twenty (20) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be cured within twenty
(20) days and if Tenant commences such performance or cure within said twenty
(20) day period and thereafter diligently undertakes to complete the same, then such failure shall not be a default hereunder if it is cured within a reasonable time following Landlord's notice, but in no event later than forty-five (45) days after Landlord's notice.

         3. If Tenant refuses to take possession of the demised premises at the delivery of possession date, vacates or abandons the Premises for a period of thirty (30) days or substantially ceases to operate its business or to carry on its normal activities in the demised premises.

         4. A trustee or receiver is appointed to take possession of substantially all of Tenant's assets in, on or about the demised premises or of Tenant's interest in this Lease (and Tenant or any guarantor of Tenant's obligations under this Lease does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the demised premises or Tenant's interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

         5. A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant or any guarantor of Tenant's obligations under this Lease pursuant to any Federal or state statute, and, with respect to any such petition filed against it, Tenant or such guarantor fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same.

         (b) Landlord's Remedies: Upon the occurrence of any event of default, Landlord shall have the following rights and remedies, any one or more of which may be exercised without further notice to or demand upon Tenant.

         1. Landlord may re-enter the demised premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord for any cost and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

         2. Landlord may terminate this Lease or Tenant's right to possession under this Lease as of the date of such default, in which event: (a) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the demised premises, and Tenant shall immediately thereafter surrender the demised premises to Landlord; (b) Landlord may re-enter the demised premises and dispose Tenant or any other occupants of the Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (c) notwithstanding a termination of this Lease (i) Landlord may declare all rent which would have been due under this Lease for the balance of the term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of such termination and re-entry, or
(ii) Landlord may re-let all or any part of the demised premises for a term different from that which would otherwise have constituted the balance of the term of this Lease and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall immediately be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the demised premises, for the period which would otherwise have constituted the balance of the term of this Lease, together with all of Landlord's costs and expenses for preparing the demised premises for re-letting, including all repairs, tenant finish improvements, broker's and attorney's fees, and all loss or damage which Landlord may sustain by reason of such termination, re-entry and re-letting, it being expressly understood and agreed that the liabilities and remedies specified in clauses (i) and (ii) hereof shall survive the termination of this Lease. Tenant shall remain liable for payment of all rentals and other charges and costs imposed on Tenant herein, in the amounts, at the times and upon the conditions as herein provided. Landlord shall credit against such liability of the Tenant all amounts received by Landlord from such re-letting after first reimbursing itself for all costs incurred in curing Tenant's defaults and re-entering, preparing and refinishing the demised premises for re-letting, and re-letting the demised premises.

         3. Upon termination of this Lease pursuant to Section 32(b)2, Landlord may recover possession of the demised premises under and by virtue of the provisions of the laws of the State of in which the Premises are located, or by such other proceedings, including reentry and possession, as may be applicable.

         4. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the re-letting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive re-lettings, or at Landlord's option in a single proceeding deferred until the expiration of the term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this Lease.

         5. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings, and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or other use.

         (c) Additional Remedies and Waivers: The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law and all such rights and remedies shall be cumulative. No action or inaction by Landlord shall constitute a waiver of a Default and no waiver of Default shall be effective unless it is in writing, signed by the Landlord.

SECTION 33.  WAIVER OF SUBROGATION

         Landlord and Tenant, and all parties claiming under each of them, mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance coverage required to be maintained by the terms of this Lease on the demised premises or in connection with the Premises or activities conducted with the demised premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof. All policies of insurance required to be maintained by the parties hereunder shall contain waiver of subrogation provisions so long as the same are available.

SECTION 34.  LIABILITY OF LANDLORD; EXCULPATION

         (a) Except with respect to any damages resulting from the gross negligence of Landlord, its agents, or employees, Landlord shall not be liable to Tenant, its agents, employees, or customers for any damages, losses, compensation, accidents, or claims whatsoever. The foregoing notwithstanding, it is expressly understood and agreed that nothing in this Lease contained shall be construed as creating any liability whatsoever against Landlord personally, and in particular without limiting the generality of the foregoing, them shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve or sequester any property of Landlord, and that all personal liability of Landlord, to the extent permitted by law, of every sort, if any, is hereby expressly waived by Tenant, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned, the owner of any indebtedness or liability accruing hereunder shall look solely to the demised premises and the Premises for the payment thereof.

         (b) If the Tenant obtains a money judgment against Landlord, any of its officers, directors, shareholders, partners, or their successors or assigns under any provisions of or with respect to this Lease or on account of any matter, condition or circumstance arising out of the relationship of the parties under this Lease, Tenant's occupancy of the building or Landlord's ownership of the Premises, Tenant shall be entitled to have execution upon any such final, unappealable judgment only upon Landlord's fee simple or leasehold estate in the Premises (whichever is applicable) and not out of any other assets of Landlord, or any of its officers, directors, shareholders or partners, or their successor or assigns; and Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on said fee simple or leasehold estate.

SECTION 35.  RIGHTS CUMULATIVE

         Unless expressly provided to the contrary in this Lease, each and every one of the rights, remedies and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other of such rights, remedies and benefits or of any other rights, remedies and benefits allowed by law.

SECTION 36.  MITIGATION OF DAMAGES

         Notwithstanding any of the terms and provisions herein contained to the contrary, Landlord and Tenant shall each have the duty and obligation to mitigate, in every reasonable manner, any and all damages that may or shall be caused or suffered by virtue of defaults under or violation of any of the terms and provisions of this Lease agreement committed by the other.

SECTION 37.  SIGNS

         No signs, whether building, free-standing, pylon or other signs, shall be placed within the Premises except as such sign shall comply with sign criteria established by Landlord and with the prior written consent of Landlord after sign drawings have been submitted to Landlord by Tenant.

SECTION 38.  ENTIRE AGREEMENT

         This Lease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Lease cannot be changed, modified, or discharged orally but only by an agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought.

SECTION 39.  LANDLORD'S LIEN

         In the event of default, Landlord shall have a lien for the performance of any and all obligations of Tenant upon Tenant's fixtures, equipment, machinery, goods, wares, merchandise and other personal property of Tenant located in the demised premises.

SECTION 40.  BINDING UPON SUCCESSORS

         The covenants, conditions, and agreements made and entered into by the parties hereto shall be binding upon and inure to the benefit of their respective heirs, representatives, successor and assigns.

SECTION 41.  HAZARDOUS SUBSTANCES

         During the term of this Lease, Tenant shall not suffer, allow, permit or cause the generation, accumulation, storage, possession, release or threat of release of any hazardous substance or toxic material, as those terms are used in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and any regulations promulgated thereunder, or any other present or future federal, state or local laws, ordinances, rules, and regulations. Tenant shall indemnify and hold Landlord harmless from any and all liabilities, penalties, demands, actions, costs and expenses (including without limitation reasonable attorney fees), remediation and response costs incurred or suffered by Landlord directly or indirectly arising due to the breach of Tenants obligations set forth in this Section. Such indemnification shall survive expiration or earlier termination of this Lease. At the expiration or sooner termination hereof, Tenant shall return the demised premises to Landlord in substantially the same condition as existed on the date of commencement hereof free of any hazardous substances in, on or from the demised premises.

SECTION 42.  TRANSFER OF INTEREST

         If Landlord should sell or otherwise transfer its interest in the demised premises, upon an undertaking by the purchaser or transferee to be responsible for all the covenants and undertakings of Landlord, Tenant agrees that Landlord shall thereafter have no liability to Tenant under this Lease or any modifications or amendments thereof, or extensions thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of its interest by Landlord.

SECTION 43.  ACCESS TO PREMISES

         Landlord and its representatives shall have free access to the demised premises at all reasonable times for the purpose of, (i) examining the same or to make any alterations or repairs to the demised premises that Landlord may deem necessary for its safety or preservation; (ii) exhibiting the demised premises for sale or mortgage financing; (iii) during the last three (3) months of the term of this Lease, for the purpose of exhibiting the demised premises and putting up the usual notice "to rent" which notice shall not be removed, obliterated or hidden by Tenant, provided, however, that any such action by Landlord shall cause as little inconvenience as reasonably practicable and such action shall not be deemed an eviction or disturbance of Tenant nor shall Tenant be allowed any abatement of rent, or damages for an injury or inconvenience occasioned thereby.

SECTION 44.  HEADINGS

         The headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease.

SECTION 45.  NON-WAIVER

         No payment by Tenant or receipt by Landlord or its agents of a lesser amount than the rent in this Lease stipulated shall be deemed to be other than on account of the stipulated rent nor shall an endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction and Landlord or its agents may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

SECTION 46.  SHORT FORM LEASE

         This Lease shall not be recorded, but a short form lease, which describes the property herein demised, gives the term of this Lease and refers to this Lease, shall be executed by the parties hereto, upon demand of either party and such short form lease may be recorded by Landlord or Tenant at any time either deems it appropriate to do so. The cost and recording of such short form lease shall belong to the requesting party.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

Signed and Acknowledged
in the presence of:
                                              LANDLORD:
                                              The Valley Fair Corporation

/s/ PAMULA A. LILLIE                          BY:  /s/ THOMAS R. KETTELER
--------------------                               ----------------------

/s/ MELITA SMITH                              ITS: Secretary
--------------------

                                              TENANT:
                                              Value City Department Stores, Inc.
                                              a(n) Ohio corporation

/s/ SUSAN D. LEVAN                            BY:  /s/ Robert M. Wysinski
--------------------                               ----------------------

/s/ PAMULA A. LILLIE                          ITS: Sr. V.P./CFO
--------------------

STATE OF OHIO           :
                        :       SS.
COUNTY OF FRANKLIN      :

         The foregoing instrument was acknowledged before me this 12th day of May, 1998 by Thomas R. Ketteler, Secretary of The Valley Fair Corporation a Delaware, for and on behalf of said Corporation.


                                             -----------------------------------
                                             /s/ PAMULA A. LILLIE
                                             Notary Public



STATE OF OHIO           :
                        :       SS.
COUNTY OF FRANKLIN      :

         The foregoing instrument was acknowledged before me this 12th day of May, 1998 by Robert M. Wysinski, Senior Vice President/CEO of Value City Department Stores, Inc. an Ohio, for and on behalf of said Corporation.


                                             -----------------------------------
                                             /s/ PAMULA A. LILLIE
                                             Notary Public

                                  SCHEDULE "A"

BEGINNING in the northwesterly line of Fabyan Place at a point therein distant
421.70 feet southwesterly, measured along the aforesaid northwesterly line of Fabyan Place from its intersection with the southwesterly line of Chancellor Avenue (formerly Prospect Avenue) as now laid out 80.00 feet wide; thence (1) South 45 degrees 00 minutes West and along said northwesterly line of Fabyan Place a distance of 675.10 feet to a point in the most northeasterly line of land of the Fabyan Swim Club; thence (2) North 45 degrees 00 minutes West and along said most northeasterly line of land of the Fabyan Swim Club a distance of
276.00 feet to a point; thence (3) South 45 degrees 00 minutes West and along another line of land of the Fabyan Swim Blub a distance of 162.00 feet to a point; thence (4) North 45 degrees 00 minutes West and along another line of land of the Fabyan Swim Club a distance of 98.00 feet to a point; thence (5) South 80 degrees 41 minutes 15 seconds West and along another line of land of the Fabyan Swim Club a distance of 409.39 feet to a point in the northeasterly line of Paine Avenue; thence (6) North 48 degrees 30 minutes 25 seconds West and along said northeasterly line of Paine Avenue a distance of 50.00 feet to a point in the southeasterly line of land of the Lehigh Valley Railroad; thence
(7) North 42 degrees 16 minutes East and along said southeasterly line of land of the Lehigh Valley Railroad a distance of 448.11 feet to a point of curve; thence (8) Northerly along a curve to the left having a radius of 590.00 feet and still along said southeasterly line of land of the Lehigh Valley Railroad, an arc distance of 191.06 feet to a point; thence (9) South 47 degrees 10 minutes East and along line of land now or formerly of Rollers Leather Co. a distance of 10.00 feet to a point; thence (10) North 42 degrees 50 minutes East and along another line of land now or formerly of Rollers Leather Co. a distance of 506.59 feet to a point; thence (11) North 29 degrees 58 minutes East and along another line of land now or formerly of Rollers Leather Co. a distance of
44.97 feet to a point; thence (12) South 44 degrees 10 minutes East a distance of 197.38 feet to a point; thence (13) North 44 degrees 00 minutes 40 seconds East a distance of 374.14 feet to a point in the aforesaid southwesterly line of Chancellor Avenue; thence (14) South 49 degrees 46 minutes 30 seconds East and along said southwesterly line of Chancellor Avenue a distance of 197.21 feet to a point in the dividing line between the City of Newark and the Town of Irvington; thence (15) South 44- degrees 13 minutes 30 seconds West and along the aforesaid City and Town dividing line a distance of 393.38 feet to a point; thence (16) South 44 degrees 10 minutes East and along another dividing line between the City of Newark and the Town of Irvington a distance of 351.84 feet to the aforesaid northwesterly line of Fabyan Place and the point and place of BEGINNING.

         EXCEPTING from the above described premises that portion taken by the State of New Jersey under Declaration of Taking recorded in the Essex County Register's Office on January 29, 1973 in Deed Book 4433 Page 6, and described therein as follows:

         PARCEL R132, as indicated on a map entitled: "New Jersey State Highway Department, GENERAL PROPERTY PARCEL MAP, ROUTE 78 (1953) Section 5E, Garden State Parkway To Lyons Avenue, Showing Existing Right of way and Parcels to be Acquired In the Township of Hillside County of Union And In The Town Of Irvington And City Of Newark, County of Essex, Scale: As Indicated, August 1961"; and as shown more particularly on a map attached hereto, made a part hereof, marked "Exhibit B" entitled: "NEW JERSEY STATE HIGHWAY DEPARTMENT, ROUTE 78 (1953) SECTION 5E, GARDEN STATE PARKWAY TO LYONS AVENUE, PARCEL R132, TOWN OF IRVINGTON, COUNTY OF ESSEX, SCALE: AS INDICATED, AUGUST 17, 1972";

         PARCEL R132, including specifically all the land and premises located at about Section 630+00 (Route 78 (1953) Base Line Stationing), bounded on the southeast by the existing northwesterly line of Fabyan Place; on the southwest, again an the southeast, again on the southwest and on the south by lands now or formerly of Fabyan Swim Club; again on the southwest by the existing northeasterly line of Paine Avenue; on the northwest, north, northeast, again on the northwest, again on the north, again on the northwest and on the west by the proposed right of way line of State Highway Route 78 (1953) Section 5E as laid down on the aforesaid maps; and again on the northeast by lands now or formerly of Judyherr Realty Co. and by lands now or formerly of Gallo Asphalt Co.; all as shown on the aforesaid maps; Containing about 270,700 square feet.

                                   SCHEDULE"A"

Description of property situated in the Borough of Little Ferry, Bergen County, New Jersey.

         BEGINNING at a point in the easterly line of Bergen Turnpike 66 feet wide, distant northerly 559.52 feet measured along same from the northerly line of land now or formerly of Moss Oil Chemical Corp., said point also being distant northerly 261.32 feet from the intersection of said easterly line of Bergen Turnpike with the northerly line of Valley Road produced northwesterly and from said point of beginning running:

1) northwesterly and along the said easterly line of Bergen Turnpike 66 feet wide north 17 degrees 02 minutes 50 seconds west 200.00 feet to a jog In same; thence

2) northeasterly and along said jog produced northeasterly north 72 degrees 57 minutes 10 seconds east 168.00 feet to a point; thence

3) southeasterly parallel with said Bergen Turnpike 66 feet wide south 17 degrees 02 minutes 50 seconds east 155.00 feet to a point; thence

4) southwesterly parallel with the second course herein described south 72 degrees 57 minutes 10 seconds west 100.00 feet to a point; thence

5) southeasterly parallel with said Bergen Turnpike 66 feet wide south 17 degrees 02 minutes 50 seconds east 16.00 feet to a point; thence

6) southwesterly parallel with the second course herein described south 72 degrees 57 minutes 10 seconds west 21.12 feet to a point or curve; thence

7) curving to the left along a curve having a radius of 50.00 feet an arc distance of 45.77 feet to a point of tangency; thence

8) south 20 degrees 27 minutes 10 seconds west 11.92 feet to the said easterly line of Bergen Turnpike, 66 foot wide and the point or place of beginning.

SUBJECT TO a 90.00 feet Bergen County Sewer Authority trunk sewer easement along the first course herein described.

Containing 27,538 sq. ft.
Sk. No. 31-2043
March 3, 1975